Exhibit 1

SCHEDULE 13D JOINT FILING AGREEMENT

In accordance with the requirements of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and subject to the limitations set forth therein, the parties set forth below agree to jointly file the Schedule 13D to which this joint filing agreement is attached, and any subsequent amendments thereto, and have duly executed this joint filing agreement as of the date set forth below.

Date: September 14, 2021

AE RED HOLDINGS, LLC

By:	/s/ Kirk Konert
Name:	Kirk Konert
Title:	President and Secretary

AE INDUSTRIAL PARTNERS FUND II GP, LP

By:	AeroEquity GP, LLC
Its:	General Partner

By:	/s/ Michael Greene
Name:	Michael Greene
Title:	Managing Member

AE INDUSTRIAL PARTNERS, LP

By:	AeroEquity GP, LLC
Its:	General Partner

By:	/s/ Michael Greene
Name:	Michael Greene
Title:	Managing Member

AEROEQUITY GP, LLC

By:	/s/ Michael Greene
Name:	Michael Greene
Title:	Managing Member

AE INDUSTRIAL PARTNERS FUND II, LP

By:	AE Industrial Partners Fund II GP, LP
Its:	General Partner

By:	AeroEquity GP, LLC
Its:	General Partner

By:	/s/ Michael Greene
Name:	Michael Greene
Title:	Managing Member

AE INDUSTRIAL PARTNERS FUND II-A, LP

By:	AE Industrial Partners Fund II GP, LP
Its:	General Partner

By:	AeroEquity GP, LLC
Its:	General Partner

By:	/s/ Michael Greene
Name:	Michael Greene
Title:	Managing Member

AE INDUSTRIAL PARTNERS FUND II-B, LP

By:	AE Industrial Partners Fund II GP, LP
Its:	General Partner

By:	AeroEquity GP, LLC
Its:	General Partner

By:	/s/ Michael Greene
Name:	Michael Greene
Title:	Managing Member

By:	/s/ Michael Greene
Name:	Michael Greene

By:	/s/ David H. Rowe
Name:	David H. Rowe